UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2018

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition of Disposition of Assets.

As previously reported on Form 8-K, on November 5, 2018, Golden Ridge Rice Mills, LLC (“Golden Ridge”), Wayne and Wendy Wilkison, as tenants in the entirety and G E Mills LLC entered into an Asset Purchase Agreement (the “Purchase Agreement”) with RiceBran Technologies (the “Company”), for the purchase by the Company of substantially all of Golden Ridge’s assets.

On November 28, 2018 (the “Closing Date”), the Company completed the acquisition of the assets of Golden Ridge’s assets as contemplated by the Purchase Agreement, for the aggregate purchase price equal to $6,285,265.23.  $1,926,570.23 of the purchase price was used to pay in full Golden Ridge’s bank loan with First National Bank of Wynne and $858,695 of the purchase price is to be paid to a member of Golden Ridge, of which $250,000 was paid at closing, $250,000 will be paid 60 days following the closing and the remainder of which will be evidenced by a promissory note that will be paid within 12 months of closing.  The remainder of the purchase price was paid with 1,666,667 shares of common stock of the Company.  The value of the shares delivered for payment of the purchase price was based on the ten day average weighted price (“VWAP”) of the Company’s common stock as listed on the Nasdaq Stock Market on the closing date.  Pursuant to the Purchase Agreement, however, because the VWAP for the ten-day period was greater than $2.10, the per-share price for common stock for was deemed to be $2.10 per share.  Of these shares, 380,952 shares were deposited in an escrow account to be used to satisfy any indemnification obligations of Golden Ridge that may arise.  The issuance of all such shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act.  Accordingly, the shares are subject to certain restrictions and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The foregoing description of the transactions contemplated by the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on November 6, 2018, and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

The Company intends to file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial statements required by Item 9.01(b) of Form 8-K by an amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: December 4, 2018	By:	/s/ Dennis Dykes

Dennis Dykes,
Chief Financial Officer
(Duly Authorized Officer)